EXHIBIT 4.3



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                                                                     EXHIBIT 4.3

                                ENOVA CORPORATION
                          1986 LONG-TERM INCENTIVE PLAN

                          (amended and restated as the
                  Sempra Energy 1986 Long-Term Incentive Plan)


                  1. Purpose of the Plan. The purpose of the Sempra Energy 1986 Long-Term Incentive Plan is to promote the interests of Sempra Energy and its shareholders by encouraging officers and key employees to acquire stock or increase their proprietary interest in the Company. By thus providing the opportunity to acquire Company stock and receive incentive payments, the Company seeks to attract and retain such key employees upon whose judgment, initiative, and leadership the success of the Company largely depends.

                  This amended and restated Plan (a) permits the grant of incentive stock options as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options that are not incentive stock options and other awards; (b) extends the term of the Plan; (c) adds provisions for the grant of Common Stock to non-employee directors; (d) adds an individual grant limitation required by section 162(m) of the Code for award income for certain individuals to be tax deductible by the Company; and (e) makes certain additional changes.

                  2. Definitions. Whenever the following terms are used in this Plan, they will have the meanings specified below unless the context clearly indicates the contrary.

                  (a) "Board of Directors" or "Board" means the Board of Directors of Sempra Energy.

                  (b) Prior to the completion of the business combination of Pacific Enterprises and Enova Corporation in which the two corporations became subsidiaries of the Company (the "Effective Time"), "Change-in-Control" meant
(1) the dissolution or liquidation of the Company, (2) a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, (3) the acquisition of beneficial ownership, directly or indirectly, of more than 25% of the voting power of the outstanding stock of the Company by one person, group, association, corporation, or other entity, (the group) coupled with the election to the Board of Directors of new members who were not originally nominated by the Board at the last annual meeting and who constitute a new majority of the Board or (4) upon the sale of all or substantially all the property of the Company. The term Change-in-Control shall not apply to any reorganization or merger initiated voluntarily by the Company in which the Company is the surviving entity.



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                  From and after the Effective Time, "Change-in-Control" means the occurrence of any of the following:

                        (i) Any person is or becomes the beneficial owner,
                  directly or indirectly, of securities of the Company representing twenty percent or more of the combined voting power of the Company's then outstanding securities; or

                        (ii) The following individuals cease for any reason to
                  constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by Sempra's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                        (iii) There is consummated a merger or consolidation of
                  the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least sixty percent of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisitions by the Company or its affiliates of a business) representing twenty percent or more of the combined voting power of the Company's then outstanding securities; or



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                        (iv) The shareholders of the Company approve a plan of
                  complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.


                  (c) "Committee" means the committee appointed to administer the Plan pursuant to Section 4.

                  (d) "Company" means Sempra Energy and its subsidiaries.

                  (e) "Common Shares" or "Common Stock" means the common shares of Sempra Energy and any class of common shares into which such common shares may hereafter be converted.

                  (f) "Dividend Equivalent" means the additional amount of Common Stock issued in connection with an option, as described in Section 14.

                  (g) "Eligible Person" means an Employee eligible to receive an Incentive Award.

                  (h) "Employee" means any regular full-time common-law employee of the Company, or of any of its present or future subsidiary corporations, as defined in section 424(f) of the Code.

                  (i) "Fair Market Value" means the mean of the high and low sale prices reported for the Common Stock on the New York Stock Exchange for the five (5) trading days immediately preceding the date as of which such determination is made.

                  (j) "Good Reason" means termination of employment by the Officer when one or more of the following occurs without the Officer's express written consent within three years after a change of control:

                        (i) an adverse and significant change in the Holder's
                  position, duties, responsibilities or status with the Company, or a change in business location to a point outside the Company's service territory, except in connection with the termination of employment by the Company for Cause or Disability, or as a result of Voluntary Retirement at or after either the Holder's early (f.i.) or Normal Retirement Date (f.ii.) or death, or for other than for Good Reason;


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                        (ii) a reduction by the Company in base salary or
                  incentive compensation opportunity;

                        (iii) the taking of any action by the Company to
                  eliminate benefit plans without providing substitutes therefore, to reduce benefits thereunder or to substantially diminish the aggregate value of incentive awards or other fringe benefits including insurance and an automobile provided in accordance with the Company's standard policy; or

                        (iv) a failure by the Company to obtain from any
                  successor, before the succession takes place, an agreement to assume and perform this Plan.

                  (k) "Holder" means a person holding an Incentive Award.

                  (l) "Incentive Award" means any Nonqualified Stock Option, Incentive Stock Option, Common Stock, Restricted Stock, Stock Appreciation Right, Dividend Equivalent, Stock Payment or Performance Award granted under the Plan.

                  (m) "Incentive Stock Option" means an option as defined under section 422 of the Code, including an Incentive Stock Option granted pursuant to
Section 8 of the Plan.

                  (n) "Nonqualified Stock Option" means an option other than an Incentive Stock Option granted pursuant to Section 7 of the Plan.

                  (o) "Option" means either a Nonqualified Stock Option or Incentive Stock Option.

                  (p) "Outside Director" shall mean a member of the Board of Directors who is not an Employee.

                  (q) "Plan" means the 1986 Long-Term Incentive Plan as amended and restated herein, which may be amended from time to time.

                  (r) "Restricted Stock" means Company stock sold or granted to an eligible person, which is nontransferable and subject to substantial risk of forfeiture until restrictions lapse.

                  (s) "Stock Appreciation Right" or "Right" means a right granted pursuant to Section 11 of the Plan to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount of cash or a combination of share and cash, based on the increase in the Fair Market Value or book value of the shares subject to the right.

                  (t) "Performance Award" means an award whose value may be linked to stock value, book value, or other specific performance criteria which may be set by the Board of Directors, but which is paid in cash, stock, or a combination of both.


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                  (u) "Stock Payment" means a payment in shares of the Common
Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to an Employee in cash.

                  3. Shares of Common Stock Subject to the Plan.

                  (a) Subject to the provisions of Section 3(c) and Section 15 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Incentive Awards or covered by Stock Appreciation Rights unrelated to Options under the Plan will not exceed 2,700,000.

                  (b) The shares to be delivered under the Plan will be made available, at the discretion of the Board of Directors or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

                  (c) If Incentive Awards are forfeited or if Incentive Awards terminate for any other reason before being exercised, then such Incentive Awards shall again become available for award under the Plan. If Stock Appreciation Rights are exercised, then only the number of Common Shares (if any) actually issued in settlement of such Stock Appreciation Rights shall reduce the number of Common Shares available under Section 3(a) and the balance shall again become available for award under the Plan. If Restricted Stock is forfeited before any dividends have been paid with respect to such Restricted Stock, then such Restricted Stock shall again become available for award under the Plan.

                  4. Administration of the Plan.

                  (a) The Plan shall be administered by the Committee. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board. A member of the Board shall be deemed to be "disinterested" only if he or she satisfies such requirements as the Securities and Exchange Commission may establish for disinterested administrators acting under plans intended to qualify for exemption under Rule 16b- 3 under the Securities Exchange Act of 1934 (or any other comparable provisions in effect at the time or times in question). An Outside Director shall not fail to be "disinterested" solely because he or she receives the grants of Common Stock described in Section 6. The Board may also appoint one or more separate committees of the Board, each composed of two or more directors of the Company who need not be disinterested, who may administer the Plan with respect to Employees who are not officers or directors of the Company, may grant Incentive Awards under the Plan to such Employees and may determine all terms of such Awards. Unless and until the Board of Directors appoints other members, and subject to the requirement that they be "disinterested," the members of the Committee shall be the members of the Executive Compensation Committee of the Board of Directors, as such Executive Compensation Committee may be constituted from time to time.



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                  (b) The Committee has and may exercise such powers and
authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares or Rights subject to each award. Subject to the express provisions of the Plan, the Committee also has authority to interpret the Plan, and to determine the terms and provisions of the respective Incentive Award agreements (which need not be identical) and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

                  (c) No member of the Board of Directors or the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Incentive and Performance Award under it.

                  5. Eligibility and Date of Grant.

                  (a) The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, the type of Incentive Awards to be granted, and the number of Rights, shares of Common Stock, or the amount of cash subject to each Incentive Award. Each Incentive Award will be evidenced by a written instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

                  (b) The date of grant of an Incentive Award will be the date the Committee takes the necessary action to approve the grant; provided, however, that if the minutes or appropriate resolutions of the Committee provide that an Incentive Award is to be granted as of a date in the future, the date of grant will be such future date.

                  (c) Any other provisions of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be limited such that Outside Directors shall receive no Incentive Awards other than the Common Stock granted pursuant to Section 6 hereof.

                  6. Outside Director Participation. Upon the conclusion of each regular annual meeting of the Company's shareholders, each incumbent Outside Director who will continue serving as a member of the Board thereafter shall receive a grant of 300 Common Shares (subject to adjustment under Section 15 and prorated for partial year service) in consideration of past service as a member of the Board and without additional payment for such Common Shares.

                  7. Nonqualified Stock Options. The Committee may approve the grant of Nonqualified Stock Options to Eligible Persons, subject to the following terms and conditions:



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                  (a) The purchase price of Common Stock under each Nonqualified
Stock Option may not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Nonqualified Stock Option is granted.

                  (b) No Nonqualified Stock Option may be exercised after ten
(10) years and one day from the date of grant.

                  (c) No fractional shares will be issued pursuant to the exercise of a Nonqualified Stock Option nor will any cash payment be made in lieu of fractional shares.

                  8. Incentive Stock Options. The Committee may approve the grant of Incentive Stock Options to Eligible Persons, subject to the following terms and conditions:

                  (a) The purchase price of each share of Common Stock under an Incentive Stock Option will be at least equal to the Fair Market Value of a share of the Common Stock on the date of grant; provided, however, that if an Employee, at the time an Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (as defined in section 424 of the Code), then the Exercise Price of each share of Common Stock subject to such Incentive Stock Option shall be at least one hundred and ten percent (110%) of the Fair Market Value of such share of Common Stock, as determined in the manner stated above.

                  (b) No Incentive Stock Option may be exercised after ten (10) years from the date of grant; provided, however, that if any Employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (as defined in Section 424 of the Code), the Incentive Stock Option granted shall not be exercisable after the expiration of five (5) years from the date of grant.

                  (c) No fractional shares will be issued pursuant to the exercise of an Incentive Stock Option nor will any cash payment be made in lieu of fractional shares.

                  9. Option Rules. Options granted to any Eligible Person prior to April 24, 2005, together with Stock Appreciation Rights granted pursuant to
Section 11 hereof during the period, shall in no event cover more than 270,000 shares of Common Stock. The purchase price under each Option may be paid in cash, cash equivalents or secured notes acceptable to the Committee, by arrangement with a broker which is acceptable to the Committee where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the Option shares to the Company, by the surrender of shares of Common Stock owned by the Holder exercising the option and having a Fair Market Value on the date of exercise equal to the purchase price or in any combination of the foregoing. Each Option granted to an Eligible Person shall be exercisable in such manner and at such times as the Committee shall determine. The Committee may modify, accelerate the exercisability of, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the


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grant of new Options for the same or a different number of shares and at the same or a different purchase price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Holder, alter or impair his or her rights or obligations under such Option.

                  10. Restricted Stock. The Committee may approve the grant of Restricted Stock related or unrelated to Nonqualified Stock Options or Stock Appreciation Rights to Eligible Persons, subject to the following terms and conditions:

                  (a) The Committee in its discretion will determine the purchase price.

                  (b) All shares of Restricted Stock sold or granted pursuant to the Plan (including any shares of Restricted Stock received by the Holder as a result of stock dividends, stock splits, or any other forms of capitalization) will be subject to the following restrictions:

                  (i) The shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire.

                  (ii) The Committee may require the Holder to enter into an escrow agreement providing that the certificates representing Restricted Stock sold or granted pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

                  (iii) Each certificate representing Restricted Stock sold or granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed on the Restricted Stock.

                  (iv) The Committee may impose restrictions on any shares sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions designed to facilitate exemption from or compliance with the Securities Exchange Act of 1934, as amended, with requirements of any stock exchange upon which such shares or shares of the same class are then listed and with any blue sky or other securities laws applicable to such shares.

                  (c) The restrictions imposed under subparagraph (b) above upon Restricted Stock will lapse in accordance with a schedule or other conditions as determined by the Committee, subject to the provisions of Section 17, subparagraph (d).

                  (d) Subject to the provisions of subparagraph (b) above and
Section 17, subparagraph (d), the holder will have all rights of a shareholder with respect to the Restricted Stock granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

                  (e) Notwithstanding the provisions of subparagraph (b) above and Section 17, subparagraph (d), Restricted Stock granted or sold may be held by the trustee of a revocable inter vivos trust, approved by the Company, established in whole or in part by the


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Holder and/or the Holder's spouse. So long as the Holder is still an employee, transfer to such trust shall not violate the provisions of subparagraph (b) above and ownership by such trust shall not invoke any right or obligation of the Company under Section 17, subparagraph (d).

                  11. Stock Appreciation Rights. The Committee may approve the grant of Rights related or unrelated to Options to Eligible Persons, subject to the following terms and conditions:

                  (a) A Stock Appreciation Right may be granted:

                  (i) at any time if unrelated to an option;

                  (ii) either at the time of grant, or at any time thereafter during the option term if related to a Nonqualified Stock Option; or

                  (iii) only at the time of grant if related to an Incentive Stock Option;

         however, Stock Appreciation Rights granted to any Eligible Person prior to April 24, 2005, together with Options granted pursuant to Sections 7 or 8 hereof during the period, shall in no event cover more than 270,000 shares of Common Stock.

                  (b) A Stock Appreciation Right granted in connection with an Option will entitle the Holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 11(d). Such Option will, to the extent surrendered, then cease to be exercisable.

                  (c) Subject to Section 11(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

                  (d) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying:

                  (i) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

                  (ii) The number of shares as to which such Stock Appreciation Right has been exercised.



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                  (e) The Committee may grant Stock Appreciation Rights
unrelated to Options to Eligible Persons which will be exercisable at such times as the Committee shall determine. Section 11(d) shall be used to determine the amount payable at exercise under such Stock Appreciation Right if Fair Market Value is used, except that Fair Market Value shall not be used if the Committee specified in the grant of the Right that book value or other measure as deemed appropriate by the Committee was to be used, and in lieu of "price . . . specified in the related option," the initial share value specified in the award shall be used.

                  (f) Payment of the amount determined under Section 11(d) or
(e) may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, at the sole discretion of the Committee, solely in cash or in a combination of cash and shares as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

                  (g) The Committee shall, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (or any other comparable provisions in effect at the time or times in question). In addition, a Stock Appreciation Right granted under the Plan may provide that it will be exercisable only in the event of a Change-in-Control.

                  12. Performance Awards. The Committee may approve Performance Awards to Eligible Persons. Such awards may be based on Common Stock performance over a period determined in advance by the Committee or any other measures as determined appropriate by the Committee. Payment will be in cash unless replaced by a Stock Payment in full or in part as determined by the Committee.

                  13. Stock Payment. The Committee may approve Stock Payments of Common Stock to Eligible Persons for all or any portion of the compensation (other than base salary) that would otherwise become payable to an Employee in cash.

                  14. Dividend Equivalents. A Holder may also be granted at no additional cost "Dividend Equivalents" based on the dividends declared on the Common Stock on record dates during the period between the date an Option is granted and the date such Option is exercised, or such other equivalent period, as determined by the Committee. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee.

                  Dividend Equivalents shall be computed, as of each dividend record date, both with respect to the number of shares under the Option and with respect to the number of Dividend Equivalent shares previously earned by the Holder (or his successor in interest) and not issued during the period prior to the dividend record date.



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                                       11

                  15. Adjustment Provisions.

                  (a) Subject to Section 15(b), if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards without change in the aggregate purchase price or value as to which Incentive Awards remain exercisable or subject to restrictions.

                  (b) Unless a successor corporation, or its parent or a subsidiary, agrees to substitute new options, stock appreciation rights, performance awards or restricted stock covered by its stock, with appropriate adjustments as to the number and kind of shares and price, for all Incentive Awards then outstanding and to continue the Plan, all Incentive Awards then outstanding under the Plan shall be fully vested and exercisable without restrictions upon a Change-in-Control. Even if the substitution of new awards and the continuation of the Plan are provided for upon a Change-in-Control, as described in the preceding sentence, all Incentive Awards then outstanding under the Plan shall immediately become fully vested and exercisable without restrictions by any Holder who within three years after a Change-in-Control occurs is terminated for reasons other than cause, retirement, death, or disability or who terminates employment due to Good Reason.

                  (c) Despite the provisions of Section 15(a), upon dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the property of the Company, all Options, Stock Appreciation Rights, and Performance Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions on Restricted Stock will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the substitution for such Incentive Awards of new Options, Stock Appreciation Rights, Performance Awards, or Restricted Stock covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

                  (d) Adjustments under Section 15(a) and 15(b) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.



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                                       12

                  16. General Provisions.

                  (a) With respect to any shares of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Committee may direct.

                  (b) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Holder any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of any Holder at any time and for any reason.

                  (c) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issue of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Holder to take any reasonable action to meet such requirements.

                  (d) No Holder (individually or as a member of a group) and no beneficiary or other person claiming under or through such Holder will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Holder.

                  (e) The Company may make such provisions as it deems appropriate to withhold any taxes which it determines it is required to withhold in connection with any Incentive or Performance Award.

                  (f) No Incentive Award and no right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge (other than a pledge to secure a loan from the Company), or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Holder of such Incentive Award. If such beneficiary is the executor or administrator of the estate of the Holder of such Incentive Award, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Holder of such Incentive Award, or, in the case of intestacy, under the laws relating to intestacy. Except as permitted by the Committee, no Incentive Award which is comprised of a "derivative security," as that term is defined in the Rules promulgated under Section 16 of the Exchange Act, which includes Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, or Performance Awards, shall be transferable by any Eligible Person other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.



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                                       13

                  (g) The Committee may permit a Holder to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any Common Stock that he or she previously acquired. Such Common Stock shall be valued at its Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Stock to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

                  17. Amendment and Termination.

                  (a) The Board of Directors will have the power, in its discretion, to amend, suspend, or terminate the Plan at any time, except that the provisions of Section 6 relating to Common Stock grants to Outside Directors shall not be amended more than once in any six-month period after the Plan becomes effective. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations and or rules.

                  (b) The Committee may, with the consent of a Holder, make such modifications in the terms and conditions of the Incentive Award as it deems advisable or cancel the Incentive Award (with or without consideration) with the consent of the Holder.

                  (c) No amendment, suspension, or termination of the Plan will, without the consent of the Holder, alter, terminate, impair, or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

                  (d) In the event a Holder of Restricted Stock ceases to be an Employee, all such Holder's Restricted Stock which remains subject to substantial risk of forfeiture at the time his or her employment terminates will be repurchased by the Company at the original price at which such Restricted Stock had been purchased unless the Committee determines otherwise.

                  (e) In the event a Holder of a Performance Award ceases to be an Employee, all such Holder's Performance Awards will terminate except in the case of retirement, death, or permanent and total disability. The Committee, in its discretion, may authorize full or partial payment of Performance Awards in all cases involving retirement, death, or permanent and total disability.

                  (f) The Committee may in its sole discretion determine, with respect to an Incentive Award, that any Holder who is on unpaid leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to such Incentive Award during an unpaid leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

                  18. Effective Date of Plan and Duration of Plan. This amended and restated Plan became effective upon its approval by the shareholders of the Company within twelve (12) months following the date of its adoption by the Board of Directors. Unless previously terminated by the Board of Directors, the Plan will terminate ten (10) years after its approval by the shareholders of the Company.